UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Cytogen Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CYTOGEN CORPORATION

650 College Road East, Suite 3100

Princeton, New Jersey 08540

May 8, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Cytogen Corporation at 11:00 A.M., local time, on Tuesday, June 13, 2006, at the Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Michael D. Becker
President and Chief Executive Officer

CYTOGEN CORPORATION

650 College Road East, Suite 3100

Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 13, 2006

The Annual Meeting of Stockholders (the “Annual Meeting”) of CYTOGEN CORPORATION, a Delaware corporation (the “Company”), will be held at the Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey, on Tuesday, June 13, 2006, at 11:00 A.M., local time, for the following purposes:

(1)	To elect nine directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

(2)	To approve the Company’s 2005 Employee Stock Purchase Plan;

(3)	To approve the Company’s 2006 Equity Compensation Plan; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Holders of common stock of record at the close of business on April 27, 2006 are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of such stockholders will be open to the examination of any stockholder at the Company’s principal executive offices at 650 College Road East, Suite 3100, Princeton, New Jersey 08540, for a period of 10 days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

Rita A. Auld
Corporate Secretary

Princeton, New Jersey

May 8, 2006

The Company’s 2005 Annual Report accompanies the Proxy Statement.

CYTOGEN CORPORATION

650 College Road East, Suite 3100

Princeton, New Jersey 08540

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cytogen Corporation, also referred to in this Proxy Statement as the “Company,” “Cytogen,” “we” or “us,” of proxies to be voted at our Annual Meeting of Stockholders, also referred to in this Proxy Statement as the “Annual Meeting,” to be held on Tuesday, June 13, 2006 at the Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey at 11:00 A.M., local time, and at any adjournment or adjournments thereof. Holders of record of our common stock, $0.01 par value per share, as of the close of business on April 27, 2006, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof. As of that date, there were 22,473,762 shares of common stock issued and outstanding and entitled to vote. Each share of common stock is entitled to one vote on any matter presented at the Annual Meeting. The aggregate number of common stock votes entitled to be cast at the Annual Meeting is 22,473,762. The holders of common stock will vote as a single class for each proposal.

If proxies in the accompanying form are properly executed and returned, the shares of common stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of common stock represented by the proxies will be voted:

(i) FOR, the election of the nine nominees named below as directors;

(ii) FOR, the approval of the Company’s 2005 Employee Stock Purchase Plan;

(iii) FOR, the approval of the Company’s 2006 Equity Compensation Plan; and

(iv) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Corporate Secretary, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Annual Meeting. The mere presence at the Annual Meeting of the person appointing a proxy does not, however, revoke the appointment.

The presence at the Annual Meeting of a majority of the outstanding shares of common stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. With the presence of a quorum: (i) the affirmative vote of a plurality of the shares of common stock present at the Annual Meeting is required for the election of directors; and (ii) the affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for all other matters.

Abstentions are included in the shares present at the Annual Meeting for purposes of determining whether a quorum is present. For the election of directors, abstentions are excluded entirely from the vote and do not have any effect on the outcome. For the approval of the Company’s 2005 Employee Stock Purchase Plan, the approval the Company’s 2006 Equity Compensation Plan and any other matters, abstentions are included in, and counted as, votes against such proposals.

Broker non-votes, a proxy specifically conferring only limited authority to brokers to vote on certain matters and no authority to vote on other matters, are included in the determination of the number of shares represented at the Annual Meeting for purposes of determining whether a quorum is present. For the election of directors, broker non-votes have no effect on the outcome of the election. For the approval of the Company’s 2005 Employee Stock Purchase Plan and the approval of the Company’s 2006 Equity Compensation Plan, broker non-votes have the same effect as votes against such proposals. Whether brokers have discretion to vote on other proposals and, if they do not, the effects of broker non-votes on such other proposals will depend on the nature of such other proposals.

This Proxy Statement, together with the related proxy card, is being mailed to our stockholders on or about May 8, 2006. The Annual Report to Stockholders of the Company for the year ended December 31, 2005, including financial statements, is being mailed together with this Proxy Statement to all stockholders of record as of April 27, 2006. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of the Annual Report and proxy materials so that such record holders could supply such materials to beneficial owners as of April 27, 2006.

PROPOSAL ONE

ELECTION OF DIRECTORS

At the Annual Meeting, nine directors are to be elected (which number shall constitute our entire Board of Directors) to hold office until the 2007 Annual Meeting of Stockholders, and until their successors shall have been elected and qualified or until their earlier resignation or removal. The holders of common stock, voting as a class, will elect each such director.

It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All such nominees, are, at present, members of our Board of Directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by our Board of Directors. Our Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

The nominees for election to our Board of Directors are as follows:

Name	Age	Served as a Director Since	Positions with the Company
James A. Grigsby	63	1996	Chairman of the Board

Michael D. Becker	37	2002	President, Chief Executive Officer and Director

John E. Bagalay, Jr.	72	1995	Director

Allen Bloom	62	2003	Director

Stephen K. Carter	68	1998	Director

Robert F. Hendrickson	73	1995	Director

Dennis H. Langer	54	2005	Director

Kevin G. Lokay	49	2001	Director

Joseph A. Mollica	65	2005	Director

The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

James A. Grigsby has served on our Board of Directors since May 1996 and has served as Chairman of the Board since June 1998. Mr. Grigsby currently serves as the principal of the Accelerated Leadership Group, providing interim management and other consulting services to new and emerging companies. He also serves as President and principal owner of Grigsby & Smith, a financial planning and investment management firm located in Pittsfield, MA, since January 2002. Previously, Mr. Grigsby was President of Cancer Care Management LLC, a consulting firm providing consulting services regarding cancer disease management issues. From 1989 to 1994, Mr. Grigsby was President of CIGNA Corporation’s International Life and Employee Benefits Division, which operated in over 20 countries worldwide, and prior to that period he also served as the head of CIGNA’s national health care sales force. Prior to that period, since 1978, he held a number of executive positions with CIGNA Corporation. Mr. Grigsby received a B.A. degree in Mathematics from Baylor University and is a Fellow of the Society of Actuaries.

Michael D. Becker has served as our President and Chief Executive Officer since December 2002. Mr. Becker joined us in April 2001 and has served in positions of increasing responsibility, including Chief Executive Officer of our AxCell Biosciences subsidiary and Vice President, Business Development and Industry

Relations. Prior to joining us, Mr. Becker was with Wayne Hummer Investments LLC, a Chicago-based regional brokerage firm from July 1996 to April 2001, where he held senior positions as a biotechnology analyst, investment executive and portfolio manager in addition to participating in sales management activities. From October 1998 to April 2001, Mr. Becker also served on the board of directors for the Chicago Biotech Network, a nonprofit trade association for the biotechnology industry in Illinois. Mr. Becker attended DePaul University in Chicago, Illinois. In September 2004, Mr. Becker was named Vice Chairman of the Biotechnology Council of New Jersey, Inc. Mr. Becker is a member of the Governing Body of Biotechnology Industry Organization’s (BIO) Emerging Companies Section.

John E. Bagalay, Jr. has served on our Board of Directors since October 1995. Dr. Bagalay was our interim President and CEO from January 1998 to September 1998 and our Chief Financial Officer from October 1997 to September 1998. He has been Chairman of Wave Systems Corp. since June 2003. He is also engaged with various groups in the development, funding and management of early stage technologically based companies. He was Director of Special Projects in the Life Sciences in the Technology Commercialization Institute at Boston University from November 2004 until November 2005. He was Senior Advisor to the Chancellor, Boston University from January 1998 until November 2004. He was the Managing Director of the Community Technology Fund, the venture capital affiliate of Boston University, from September 1989 until January 1998. During his tenure at Boston University he served variously as director, CEO and CFO of companies in which the University had investment interests. Dr. Bagalay holds a Ph.D degree from Yale University and a J.D. degree from the University of Texas.

Allen Bloom has served on our Board of Directors since June 2003. Dr. Bloom is currently a business development consultant. Dr. Bloom, a patent attorney, was a partner at the law firm Dechert LLP, from 1994 until his retirement in December 2003 and is now Of Counsel. He was Co-Chair of the Intellectual Property Group and headed a patent practice group which focused on biotechnology, pharmaceuticals and medical devices. For the nine years prior to that, he was Vice President, General Counsel and Secretary of The Liposome Company, Inc., a biotechnology company. His responsibilities there included management of patent, regulatory and licensing activities. Dr. Bloom also serves on the Board of Directors of Unigene Laboratories, Inc. Dr. Bloom holds a Ph.D. degree in Organic Chemistry from Iowa State University, a J.D. degree from New York Law School and a B.S. in Chemistry from Brooklyn College.

Stephen K. Carter has served on our Board of Directors since September 1998. Since 1997, Dr. Carter has been a consultant to the pharmaceutical industry. Dr. Carter was Senior Vice President of Research and Development at Boehringer Ingelheim Pharmaceuticals, Inc. from 1995 to 1997. Prior to joining Boehringer, Dr. Carter was Senior Vice President of Worldwide Clinical Research and Development at Bristol-Myers Squibb Company. From 1976 to 1982, Dr. Carter served as Director of the Northern California Cancer Program. Dr. Carter was also appointed to President Clinton’s panel for AIDS drug development. Dr. Carter is a director of Alfacell Corporation, Emisphere Technologies, Inc., Callisto Pharmaceuticals, Inc., Tapestry Pharmaceuticals, Inc., Vion Pharmaceuticals Inc. and Celator Pharmaceuticals, Inc. Dr. Carter received an A.B. in History from Columbia College and an M.D. degree from New York Medical College. He completed a medical internship and residency at Lenox Hill Hospital.

Robert F. Hendrickson has served on our Board of Directors since March 1995. Since 1990, Mr. Hendrickson has been a consultant to the pharmaceutical and biotechnology industries on strategic management and manufacturing issues. Prior to his retirement in 1990, Mr. Hendrickson was Senior Vice President of Manufacturing and Technology for Merck & Co., Inc. He is currently a trustee of the Carrier Foundation and a member of the board of directors of Unigene Laboratories, Inc. Mr. Hendrickson previously served as a director of a number of other public biotechnology companies including The Liposome Company, Inc. and Envirogen, Inc. Mr. Hendrickson received an A.B. degree from Harvard College and an M.B.A. degree from the Harvard Graduate School of Business Administration.

Dennis H. Langer, M.D., J.D. has served on our Board of Directors since June 2005. Dr. Langer has served as a Managing Partner of Phoenix IP Ventures, a venture capital firm, since August 2005. Prior to joining

Phoenix IP Ventures, he was President, North America, of Dr. Reddy’s Laboratories Limited, a pharmaceutical company, from January 2004 to July 2005. From September 1994 to January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline plc, a pharmaceutical company, and its predecessor, SmithKline Beecham, including most recently as Senior Vice President, Project and Portfolio Management of Research and Development from December 2000 to January 2004. Dr. Langer was also President and Chief Executive Officer of Neose Technologies, Inc. and held positions at G. D. Searle & Co., Abbott Laboratories and Eli Lilly & Co. Dr. Langer is also a director of Myriad Genetics, Inc. and Sirna Therapeutics, Inc., and is also a Clinical Professor, Department of Psychiatry, at Georgetown University School of Medicine. Dr. Langer holds a J.D. degree, cum laude, from Harvard Law School, an M.D. degree from Georgetown University School of Medicine, and a B.A. degree in Biology from Columbia University.

Kevin G. Lokay has served on our Board of Directors since January 2001. Mr. Lokay is currently Vice President, Oncology and Acute Care Business Unit at GlaxoSmithKline Pharmaceuticals. Prior to joining GlaxoSmithKline in 1997, Mr. Lokay spent 16 years with Merck & Co., where his most recent assignment was Vice President, Worldwide Sales, Marketing and Development in Merck’s Vaccine Division. Mr. Lokay joined Merck in 1981 as a sales representative, and progressed through numerous positions of increasing responsibilities in sales, market research, advertising, product management, and business development, while gaining experience in a wide variety of therapeutic areas, including antihypertensives, antiarrythmics, antibiotics, analgesics/anti-inflammatories, psychotherapeutics, vaccines, and gastro-intestinal products. Mr. Lokay is a director of the University of Sciences, Philadelphia, Pennsylvania. He holds an M.B.A. degree with a concentration in Marketing from the Krannert School of Management at Purdue University, and a B.A. degree in Economics from Lafayette College.

Joseph A. Mollica, Ph.D. has served on our Board of Directors since June 2005. Dr. Mollica has served as the Chairman of the Board of Pharmacopeia Drug Discovery, Inc. since April 2004 and as a member of the board of directors of Pharmacopeia since April 2002. Dr. Mollica also served as the President and Chief Executive Officer of Pharmacopeia from April 2002 to August 2004 and Chairman of the Board of Directors and Chief Executive Officer of Accelrys, Inc., the former parent of Pharmacopeia, from February 1994 to April 2004. He served as President of Accelrys from August 1996 to April 2004. From 1987 to December 1993, Dr. Mollica was employed initially by the DuPont Company and then by The DuPont Merck Pharmaceutical Company, most recently as President and Chief Executive Officer. From 1966 to 1986, he served in a variety of positions of increasing responsibility with Ciba-Geigy, rising to Senior Vice President of Ciba-Geigy’s Pharmaceutical Division. Dr. Mollica is also a director of Linguagen Corp and Neurocrine BioSciences, Inc. Dr. Mollica holds Masters of Science and Ph.D. degrees in Pharmaceutical and Physical Chemistry from the University of Wisconsin and a B.S. degree and ScD, h.c. from the University of Rhode Island.

All directors will hold office until our next annual meeting of stockholders and until their successors shall have been duly elected and qualified or until their earlier resignation or removal. None of our directors are related to any other director or to any of our executive officers.

The Board of Directors recommends that stockholders vote FOR each of the nominees for the Board of Directors. Please note that proxies cannot be voted for a greater number of persons than the nominees named above.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Securities and Exchange Commission and the continued listing standards of the NASDAQ National Market.

Based on this review, in April 2004, our Board of Directors adopted Corporate Governance Guidelines. In addition, in 2004, we adopted our Research and Development Committee Charter, and amended and restated the charters for our Audit and Finance Committee, our Nominating and Corporate Governance Committee and our Compensation Committee. We also amended and restated our Code of Business Conduct and Ethics. This section describes key corporate governance guidelines and practices that we have adopted. You can access our current committee charters, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and Disclosure Policy in the “Corporate Governance” section of www.cytogen.com or by writing to Rita A. Auld, Corporate Secretary, Cytogen Corporation, 650 College Road East, Suite 3100, Princeton, New Jersey 08540.

Corporate Governance Guidelines

Our Board is committed to sound and effective corporate governance practices, and, as such, has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, include statements that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the Board and its committees will conduct a self-evaluation to determine whether the Board and its committees are functioning effectively.

Determination of Independence

Under NASDAQ rules that became applicable to us on the date of our 2004 Annual Meeting of Stockholders, a director will only qualify as an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making its determination, our Board of Directors is required to consider certain categorical standards listed in Rule 4200(a)(15). Our Board of Directors has affirmatively determined that each of John E. Bagalay, Jr., Allen Bloom, Stephen K. Carter, James A. Grigsby, Robert F. Hendrickson, Dennis H. Langer, Kevin G. Lokay and Joseph A. Mollica are independent.

Director Candidates

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Corporate Governance Guidelines, which are the minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by a nominee to be recommended by the Nominating and Corporate Governance Committee. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders. Any stockholders who would like to recommend a candidate to our Board of Directors should provide such recommendation, in writing, to Rita A. Auld, Corporate Secretary, Cytogen Corporation, 650 College Road East, Suite 3100, Princeton, New Jersey. The Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering other candidates. Stockholders must also comply with the time deadlines set forth under “Stockholders’ Proposals” in this Proxy Statement if they wish to recommend a candidate in connection with an annual meeting of our stockholders.

Communication with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if, and as, appropriate. The Chairman of the Board, with the assistance of our legal counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Rita A. Auld, Corporate Secretary, Cytogen Corporation, 650 College Road East, Suite 3100, Princeton, New Jersey 08540.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our Directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Business Conduct and Ethics on our website, which is located at www.cytogen.com. In addition, we intend to disclose on our website any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Board of Directors and Attendance by Members of the Board of Directors at Meetings

Our Board of Directors is responsible for broad corporate policy and the overall performance of the Company. Board members remain informed of the Company’s business by reviewing documents, such as management reports on recommendations for proposed Board actions, provided to them before each meeting and by attending presentations made by our President and Chief Executive Officer and other members of management during these meetings. They are also advised of actions taken, and matters considered, by the Audit, Compensation, Nominating and Corporate Governance, and Research and Development Committees of the Board. Directors have access to all books, records and reports of the Company upon request, and members of management are available at all times to answer any questions.

Our Board of Directors currently consists of James A. Grigsby, who serves as Chairman of the Board, Michael D. Becker, John E. Bagalay, Allen Bloom, Stephen K. Carter, Robert F. Hendrickson, Dennis H. Langer, Kevin G. Lokay and Joseph A. Mollica. There were eight meetings of the Board of Directors during 2005. All members of our Board of Directors attended at least 75% of such meetings of the Board or Directors and any committees of the Board of Directors on which they served, during 2005.

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. All directors at the time of the 2005 Annual Meeting of Stockholders attended such meeting.

Committees of the Board

Our Board of Directors has established four standing committees – the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Research and Development Committee – each of which operates under a charter that has been approved by our Board of Directors. Current copies of each committee’s charter are posted on the Corporate Governance section of our website www.cytogen.com.

Our Board of Directors has determined that all of the members of each of the Board’s four standing committees are independent under relevant NASDAQ rules, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Audit and Finance Committee of the Board of Directors

The Audit and Finance Committee currently consists of John E. Bagalay, Jr., who serves as Chairman, Robert F. Hendrickson, Stephen K. Carter and Joseph A. Mollica. The Audit and Finance Committee was established in 1986 and held 12 meetings in 2005. The Audit and Finance Committee Charter was last amended and restated in April 2004. It is anticipated that each of Drs. Bagalay, Carter and Mollica and Mr. Hendrickson, if re-elected to the Board of Directors by our stockholders, will continue to serve on the Audit and Finance Committee. Our Audit and Finance Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from our independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	reviewing our risk management policies;

•	establishing procedures for the receipt, retention and treatment of accounting-related complaints and for the confidential, anonymous submission by our employees of accounting-related concerns;

•	meeting separately with our independent registered public accounting firm, management and internal auditors; and

•	preparing the Report of the Audit and Finance Committee required by SEC rules (which is included on page 11 of this Proxy Statement).

Pursuant to the Audit and Finance Committee Charter, the Audit and Finance Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005 with our management and independent registered public accounting firm. Additionally, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters required by Statement of Auditing Standards, or SAS 61, as amended, has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based in part on the foregoing, the Audit and Finance Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2005 audited by KPMG LLP be included in our Annual Report on Form 10-K.

The Board of Directors has determined that John E. Bagalay, Jr. is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K.

Compensation Committee of the Board of Directors

The Compensation Committee currently consists of Robert F. Hendrickson, who serves as Chairman, Allen Bloom, Dennis H. Langer and Kevin G. Lokay. Each member of our Compensation Committee is also independent under applicable NASDAQ, SEC and Internal Revenue Code rules. The Compensation Committee was established in 1986 and held five meetings in 2005. The Compensation Committee Charter was last amended and restated in April 2004. The primary responsibilities of the Compensation Committee include approving salaries and incentive compensation for our executive officers and administering our stock option plans. In addition, our Compensation Committee has the following principal duties:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the CEO and other officers, including annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other officers;

•	overseeing an evaluation of our senior executives;

•	reviewing and making recommendations to the Board with respect to incentive compensation plans and equity-based plans;

•	administering our cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

Nominating and Corporate Governance Committee of the Board of Directors

The Nominating and Corporate Governance Committee currently consists of Allen Bloom, who serves as Chairman, John E. Bagalay, Jr. and James A. Grigsby. The Nominating and Corporate Governance Committee was established in 1994 and held 16 meetings in 2005. The Nominating and Corporate Governance Committee Charter was last amended and restated in April 2004. The responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

Research and Development Committee of the Board of Directors

The Research and Development Committee currently consists of Allen Bloom, Stephen K. Carter, Dennis H. Langer and Joseph A. Mollica. The Research and Development Committee was established in 2004 and held five meetings in 2005. The Research and Development Committee currently acts under a charter adopted and approved by our Board of Directors in August 2004. The responsibilities of the Research and Development Committee include:

•	reviewing our strategy and policy with respect to its scientific, research and development activities and related matters;

•	providing oversight of our management of scientific, research and development activities; and

•	assisting the Board of Directors in evaluating our strategic business decisions.

Executive Sessions of Independent Directors

Our Corporate Governance Guidelines require that independent directors meet in executive sessions in conjunction with regularly scheduled meetings of the Board of Directors. The independent directors should meet in executive sessions at least twice a year to discuss, among other things, the performance of the CEO. The independent directors may meet at other times at the request of any independent director. The Chairman of the Board of Directors presides at the executive sessions. During 2005, the independent directors held six executive sessions, and Mr. Grigsby presided at such meetings.

Directors’ Compensation

Annual Retainers

Each of our non-employee directors receives an annual retainer of $16,000. In addition: (i) the Chairman of the Board (who is not an employee of the Company) currently receives, based upon significant time spent on Company business, an additional annual retainer of $50,000; (ii) the Chairman of the Audit and Finance Committee receives an additional annual fee of $10,000; (iii) the Chairman of each of the other board committees receives an additional annual fee of $6,000; and (iv) the Co-Chairman of the Research and Development Committee receives an additional annual fee of $4,000.

Board Meeting Attendance

Each of our non-employee directors receives $2,000 for each board meeting attended in person, and $500 if such participation is by telephone.

Committee Meeting Attendance

Non-employee directors receive $2,000 for each committee meeting attended in person on a day there is no meeting of the Board, $1,000 for each committee meeting attended in person on a day that coincides with a meeting of the Board, and $500 if such participation is by telephone, but receive no additional fees for committee membership.

Equity Compensation

Pursuant to our 2004 Non-Employee Director Stock Incentive Plan, or the Director Plan, which was approved by our stockholders at our 2004 Annual Meeting, each non-employee director receives an initial grant of options on the date of appointment equal to a pro-rata portion of 10,000 shares of our common stock per year, based upon the number of months remaining from the date of election until the one year anniversary of the preceding annual meeting. In addition, on the day following each annual meeting of the stockholders, each individual who is re-elected as a non-employee director is automatically granted options to purchase 10,000 shares of our common stock. The Chairman of the Board, unless the Compensation Committee determines otherwise, receives an additional grant of 7,500 options to purchase shares of our common stock on the day following each annual meeting. Furthermore, each director who, upon conclusion of our 2004 Annual Meeting of Stockholders and the adoption of the Director Plan, was a non-employee director, was granted options to purchase 10,000 shares of our common stock.

Options granted under the Director Plan are exercisable at a price equal to the average of the high and low sale prices of the common stock as reported on the Nasdaq National Market on the date of grant and vest in full (i.e., first become exercisable) at the first anniversary of the option grant date.

Each director’s outstanding options granted under the Director Plan also become immediately exercisable in full: (i) upon the occurrence of a Corporate Transaction or Major Event, as defined in the Director Plan; (ii) upon death or disability of such Director, or if a Director dies within three months following the date of his or her termination of service on the Board, until the earlier of the end of the one-year period immediately following the date of termination of service, or the expiration of the term of the option; or (iii) if the non-employee director has served as a director of the Company for three years, upon voluntary resignation or retirement after age 55, until the earlier of the end of the five year period immediately following the date of the termination of service, or the expiration of the term of the option.

Each eligible director may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of the Director Plan. Each designation shall be on a form prescribed by the Company, will be effective only when delivered to the Company, when effective will revoke all prior designations by such director and will be allowed only to the extent permitted by applicable law. If an eligible director dies with no such beneficiary designation in effect, such person’s options will be transferable by will or pursuant to the laws of descent and distribution applicable to such person.

The Director Plan also provides that non-employee directors shall receive, at the sole discretion of and after formal action by our Board of Directors, such number of shares of common stock that is equal to each such director’s cash compensation (including, but not limited to, annual service fees, fees payable for board and committee meetings attended and fees for committees chaired), also referred to as the Cash Component, divided by the fair market value of our common stock as of the date of issuance of such shares, also referred to as the Compensation Shares, which date shall be no earlier than the date on which the applicable Cash Component compensation becomes due and payable by the Company. Compensation Shares shall not be issued for services not yet rendered by such directors to the Company.

The Director Plan also provides that, in the event the Board elects to issue Compensation Shares, such eligible directors will receive Compensation Shares until, absent additional Board action, at least such time as: (i) such director owns 2,000 shares of our common stock, excluding options or other rights to acquire shares of our common stock, whether exercisable or unexercisable; or (ii) if fewer than 2,000 shares are so owned, such smaller number of shares has a fair market value of in excess of $100,000, excluding the value, if any, of options to purchase common stock, whether exercisable or unexercisable, or other rights to acquire our common stock. Upon achieving either of such milestones (i) or (ii) above, each such director may, at his or her option, elect to cease receiving his or her Cash Component to which he or she is entitled in shares of our common stock under the Director Plan; provided, however, that such director must make such election by providing notice of such election to us in a timely manner. As of the date hereof, all of our current non-employee directors have satisfied either of the milestones as set forth above, and have elected to receive their director compensation in cash.

Each option provided for in the Director Plan shall be granted automatically and without further action by us, our Board of Directors or our stockholders. Promptly after the date of grant of each option provided for in the

Director Plan, we shall cause an option agreement to be executed and delivered to the holder of the option. No other options may be granted at any time under the Director Plan.

Expense Reimbursement

All non-employee directors are eligible to be reimbursed for expenses incurred in connection with their service on the Board of Directors.

Report of the Audit and Finance Committee of the Board of Directors

The Audit and Finance Committee has furnished the following report:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

Management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent registered public accounting firm, KPMG LLP, or KPMG, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), as well as expressing an opinion on: (i) management’s assessment of the effectiveness of internal controls over financial reporting; and (ii) the effectiveness of internal control over financial reporting. As appropriate, the Audit and Finance Committee reviews, evaluates and discusses with the Company’s management, accounting and financial personnel and KPMG, the following:

•	the plan for, and KPMG’s reports on, the audits of the Company’s financial statements and internal control over financial reporting;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting, financial and auditing personnel.

During the course of fiscal year 2005, management completed the documentation, testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit and Finance Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with the oversight, the Audit and Finance Committee received periodic updates provided by management and KPMG at regularly scheduled committee meetings. At the conclusion of the process, management provided the Audit and Finance Committee with, and the Audit and Finance Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit and Finance Committee also reviewed a report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, as well as KPMG’s Reports of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audits of: (i) the Company’s consolidated financial statements; (ii) management’s assessment of the effectiveness of internal control over financial reporting; and (iii) the effectiveness of internal control over financial reporting. The Audit and Finance Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2006.

We have discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, or SAS 61. SAS 61 requires KPMG to discuss with the Audit and Finance Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for KPMG’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

We have received, reviewed and discussed the written disclosures from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, or Independence Standards Board Standard No. 1, and have discussed with KPMG their independence. Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may be reasonably thought to bear on independence, confirm their independence and engage in a discussion of independence.

We have considered whether the non-audit services provided by KPMG, as set forth in the section of the Company’s Proxy Statement entitled “Independent Auditor’s Fees and Other Matters” are compatible with maintaining KPMG’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited, consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

John E. Bagalay, Jr., Chairman

Stephen K. Carter, Member

Robert F. Hendrickson, Member

Joseph A. Mollica, Member

Independent Auditor’s Fees and Other Matters

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, for each of the last two fiscal years for audit and other services:

Fee Category	2005	2004
Audit Fees	$714,500	$643,200
Audit-Related Fees	$25,925	$21,300
Tax Fees	$27,400	$35,000
All Other Fees	$0	$6,000

Total Fees	$767,825	$705,500

Audit Fees

Audit fees consist of fees for the audits of our consolidated financial statements, and of management’s assessment of, and the effective operation of, internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to audits of our employee benefit plan.

Tax Fees

Tax fees consist of fees for tax compliance and consultation services. These services relate primarily to preparation of tax returns and accounted for $27,400 and $35,000 of the total tax fees paid for 2005 and 2004, respectively. The remaining tax services relate to tax consultation services related to technical advice.

All Other Fees

Other fees in 2004 consist of a subscription for internet-based research services.

Audit and Finance Committee Pre-Approval Policy and Procedures

The Audit and Finance Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee. All engagements entered into with KPMG LLP subsequent to May 6, 2003 were approved in advance by the Audit and Finance Committee.

The Audit and Finance Committee may delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to pre-approve audit, review, attest or non-audit services shall be presented to the full Audit and Finance Committee at its next scheduled meeting.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Our current executive officers and key employees and their respective ages and positions with us are as follows:

Name	Age	Capacities In Which Served	In Current Position Since

Executive Officers:

Michael D. Becker(1)	37	President, Chief Executive Officer and Director	December 2002
			(Vice President of Business Development and Industry Relations from October 2002 to December 2002; Chief Executive Officer of AxCell Biosciences Corporation since October 2004; Interim Chief Executive Officer of AxCell from January 2002 to October 2004)

Christopher P. Schnittker	37	Senior Vice President and Chief Financial Officer	April 2004 (Vice President and Chief Financial Officer from September 2003 to April 2004)

William F. Goeckeler	50	Senior Vice President, Operations	December 2003 (Vice President, Operations from January 2003 to December 2003; Vice President of Research and Development from June 2001 to January 2003)

William J. Thomas	46	Senior Vice President and General Counsel	August 2004

Key Employees:

Michael J. Manyak	55	Vice President, Medical Affairs	January 2005

Thu A. Dang	45	Vice President, Finance	January 2003 (Director of Finance from May 2000 to January 2003)

Rita A. Auld	58	Vice President, Human Resources and Administration and Corporate Secretary	January 2003 (Director of Human Resources from October 2000 to January 2003; Corporate Secretary since March 2003)

John L. Tedesco	51	Vice President, Regulatory Affairs	April 2006 (Senior Director, Quality and Operations from July 2004 to April 2006; Director, Quality and Operations from July 2002 to July 2004)

Dan Kim	45	Vice President, Marketing and Commercial Development	April 2006 (Head of Commercial Operations from August 2005 to April 2006)

(1)	Mr. Becker’s biographical information appears above. See “ELECTION OF DIRECTORS”.

Christopher P. Schnittker, CPA, joined us in September 2003 and currently serves as our Senior Vice President and Chief Financial Officer. Prior to joining us, Mr. Schnittker served as Chief Financial Officer of

Genaera Corporation (formerly Magainin Pharmaceuticals, Inc.) from June 2000 to August 2003. Prior to Genaera, Mr. Schnittker served as Director of Finance from August 1999 to May 2000 and Controller from December 1997 to August 1999 at GSI Commerce, Inc., a publicly-traded technology company. From June 1995 to December 1997, Mr. Schnittker held several positions of increasing responsibility at Rhône-Poulenc Rorer, Inc. (now sanofi aventis). Prior to that, Mr. Schnittker held various positions at Price Waterhouse LLP’s (now PricewaterhouseCoopers LLP) Life Sciences audit practice from 1990 to 1995. Mr. Schnittker received his B.A. degree in Accounting from Lafayette College, and is a certified public accountant licensed in the State of New Jersey.

William F. Goeckeler, Ph.D. was promoted to our Senior Vice President, Operations in December 2003. Previously, he served as Vice President, Operations since January 2003 and Vice President of Research and Development since June 2001. He joined us in March of 1994 as the Assistant Director, Pharmaceutical Development. In 1995, he was promoted to Associate Director, Technical Support Operations and in June 1997 became our Director, Pharmaceutical Development, a position he held until June 2001. Before joining us, Dr. Goeckeler spent nine years as a scientist in the Bioproducts Laboratory of Central Research and Development at The Dow Chemical Company. Dr. Goeckeler did his undergraduate and graduate work at the University of Missouri where he received his Ph.D. in Radiochemistry for research that involved the discovery of QUADRAMET and other skeletal targeting radiopharmaceuticals.

William J. Thomas joined us in August 2004 as our Senior Vice President and General Counsel. Prior to joining Cytogen, Mr. Thomas was a senior partner at Wilmer Cutler Pickering Hale and Dorr LLP from January 2001 through August 2004. From 1994 through 2001, Mr. Thomas was a partner at Buchanan Ingersoll P.C. His law practice concentrated on emerging growth and high technology business issues, including securities law compliance, strategic alliances and mergers and acquisitions. Mr. Thomas received a J.D. degree from Fordham University School of Law where he was an associate editor of the Law Review. He holds a B.A. degree in Political Science from Rutgers University where he graduated with highest honors.

Michael J. Manyak, M.D. joined us in January 2005 as our Vice President of Medical Affairs. Prior to joining us, Dr. Manyak was Professor of Urology, Microbiology, and Tropical Medicine at The George Washington University Medical Center (GWUMC) where he was also Chairman of the Department of Urology. After completing his urological residency at GWUMC, Dr. Manyak became an American Foundation for Urological Disease Scholar at the National Cancer Institute, completed a fellowship in Biotechnology in 1988, and joined the urological staff at GWUMC. Dr. Manyak has also served on the Medicare Coverage Advisory Committee for the Center for Medicare and Medicaid Services where he was a member of the Imaging Subcommittee. In addition, he received a presidential appointment to the National Kidney and Urological Disease Advisory Board. He was formerly a voting member of the Food and Drug Administration Regulatory Panel for Genitourinary and Gastrointestinal Devices. He has been a reviewer for the National Institutes of Health Special Study Section for Small Business Grants and several professional journals. Dr. Manyak holds a B.A. degree in Pre-professional Studies from the University of Notre Dame and a M.D. degree from the University of the East, Manila, Philippines.

Thu A. Dang has served as our Vice President, Finance since January 2003. Ms. Dang joined us in September 1988 as our Senior Financial Reporting Accountant, and was promoted to Director of Finance in May 2000. Prior to joining us, Ms. Dang held numerous positions with Harrisburg Dairies for six years, serving ultimately as their Controller. Ms. Dang holds a B.S. degree in Accounting from Elizabethtown College.

Rita A. Auld has served as our Vice President, Human Resources and Administration since January 2003 and as Corporate Secretary since March 2003. Ms. Auld joined us as our Director of Human Resources in October 2000. For a period of six years prior to joining us, Ms. Auld was the Director of Human Resources of Flexpaq Corporation, where she established the Human Resources Department, developing procedures, handbooks and benefit and safety programs. Ms. Auld has over 20 years of experience with sales, manufacturing, accounting and engineering organizations, directing the activities of human resources and administrative functions, specializing in small-sized companies, both public and private. Ms. Auld holds Associates and B.S. degrees in Business Administration from Thomas A. Edison State College and is certified as a Human Resources Professional.

John L. Tedesco has served as our Vice President, Regulatory Affairs since April 2006. Previously, he served as our Senior Director, Quality and Operations since July 2004 and as our Director, Quality and Operations since July 2002. Before joining us, Mr. Tedesco served three years as Director, GMP Compliance at Discovery Laboratories, and three years as Director, Analytical Services at Pharmalytic, Inc., a contract analytical laboratory. Prior to that, Mr. Tedesco held positions of Director of Operations at Amylin Pharmaceuticals and Somatogen and worked for four years in process development and Quality Control at Invitron Corporation. Mr. Tedesco holds a B.S. from The Pennsylvania State University and a M.S. from the University of Wisconsin.

Dan Kim has served as our Vice President, Marketing and Commercial Development since April 2006. Previously, he served as our Head of Commercial Operations since August 2005. Prior to joining us, from 1999 to August 2005, Mr. Kim was Director, U.S. New Product Commercialization with Novartis. From 1999 to 2001, he served in various capacities with Wyeth Vaccines, his last position being International Brand Manager. Mr. Kim began his career as a Sales Representative with Roche Labs in 1986 and held subsequent positions at Roche as a Product Manager and Head of Sales Administration/Group Manager of Career Training and Development. Mr. Kim holds a B.S. degree in Psychology and Biology from Virginia Commonwealth University, a Post-BS Certificate in Management Development and an M.B.A. in Marketing from St. Joseph’s University.

None of our executive officers, key employees or directors is related to any other of our executive officers, key employees or directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders who beneficially own more than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act, to file initial reports of ownership and reports of changes in ownership with respect to our equity securities with the Securities and Exchange Commission. All reporting persons are required by SEC regulation to furnish us with copies of all reports that such reporting persons file with the SEC pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us, during 2005, each such reporting person has filed all of their respective reports pursuant to Section 16(a) on a timely basis.

EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 2005, 2004 and 2003

The following Summary Compensation Table sets forth information concerning compensation during the years ended December 31, 2005, 2004 and 2003 for services in all capacities awarded to, earned by or paid to our Chief Executive Officer at any time during 2005 and each other of our executive officers as of December 31, 2005 (collectively referred to as the “Named Executives”).

SUMMARY COMPENSATION TABLE

	Year (b)			Long-Term Compensation		All Other Compensation(4) ($) (i)
		Annual Compensation(1)		Awards
Name and Principal Position (a)		Salary ($) (c)	Bonus(2) ($) (d)	Restricted Stock Award(3) ($) (f)	Securities Underlying Options (#) (g)
Michael D. Becker(5) President and Chief Executive Officer	2005 2004 2003	300,000 279,994 259,616	76,362 73,500 75,000	175,100 — —	51,000 50,000 10,000	7,270 6,399 6,224

Christopher P. Schnittker(6) Senior Vice President and Chief Financial Officer	2005 2004 2003	208,000 200,000 63,077	37,972 37,500 10,267	61,800 — —	18,000 10,000 20,000	6,471 5,547 56

William F. Goeckeler(7) Senior Vice President, Operations	2005 2004 2003	212,940 204,750 200,962	41,775 38,391 41,667	61,800 — —	18,000 30,000 12,396	7,450 6,429 6,268

William J. Thomas(8) Senior Vice President and General Counsel	2005 2004	208,000 69,231	38,972 12,500	61,800 —	18,000 30,000	2,924 93

(1)	Certain perquisites or personal benefits are not included herein because they did not exceed, in the case of each Named Executive, the lesser of either $50,000 or 10% of total annual salary and bonus reported for the Named Executives.
(2)	The amounts disclosed in this column include bonus payments made to each of the Named Executives in cash for fiscal years 2005, 2004 and 2003 and paid in 2006, 2005 and 2004, respectively.
(3)	The amounts disclosed in this column reflect the dollar value on the date of grant of restricted stock awards that vest over four years from 2008 to 2011.
(4)	The amounts disclosed in this column include amounts contributed or accrued by us in the respective fiscal years under our Retirement Savings Plan, a defined contribution plan which consists of a 401(k) contribution portion. In fiscal year 2005, these amounts were as follows: on behalf of Mr. Becker, $7,000; Mr. Schnittker, $6,300; Dr. Goeckeler, $7,000; and Mr. Thomas, $2,640. The amounts disclosed also include insurance premiums paid by the Company with respect to group term life insurance and with respect to fiscal year 2005. They were as follows: on behalf of Mr. Becker, $270; Mr. Schnittker, $171; Dr. Goeckeler, $450; and Mr. Thomas, $284.
(5)	Mr. Becker joined the Company in April 2001 and was promoted to President and Chief Executive Officer in December 2002. In connection with such promotion, Mr. Becker was granted options to purchase 200,000 shares of our common stock under our 1995 Plan. The exercise price per share of such options is $3.54, the fair market value of our common stock on the date of grant. 50,000 of such options vested immediately upon grant, and the remaining 150,000 options will vest in three equal tranches of 50,000, based upon Mr. Becker’s achievement of certain performance-based milestones established by the Board of Directors.

(6)	Mr. Schnittker joined the Company in September 2003 as our Vice President and Chief Financial Officer, and was promoted to Senior Vice President and Chief Financial Officer in April 2004.
(7)	Dr. Goeckeler was promoted to Vice President, Research and Development in June 2001; was promoted to Vice President, Operations in January 2003; and was promoted to Senior Vice President, Operations in December 2003.
(8)	Mr. Thomas joined the Company in August 2004 as our Senior Vice President and General Counsel.

Option Grants in 2005

The following table sets forth information concerning individual grants of stock options made during 2005 to each of the Named Executives.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Name (a)	Number of Securities Underlying Options Granted (#) (b)	Percent of Total Options Granted to Employees in Fiscal Year(1) (c)	Exercise or Base Price ($/share)(2) (d)	Expiration Date (e)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
					5% ($) (f)	10% ($) (g)
Michael D. Becker	51,000	9.99%	$5.15	6/14/2015	$165,179	$418,597

Christopher P. Schnittker	18,000	3.53%	$5.15	6/14/2015	$58,299	$147,740

William F. Goeckeler	18,000	3.53%	$5.15	6/14/2015	$58,299	$147,740

William J. Thomas	18,000	3.53%	$5.15	6/14/2015	$58,299	$147,740

(1)	Based on an aggregate of 510,400 options granted to employees in 2005, including options granted to Named Executives.
(2)	The exercise price of all stock options granted during the last fiscal year is equal to the average of the high and low sale prices of our common stock as reported on the Nasdaq National Market on the respective dates the options were granted. Options granted to executive officers generally vest over three years at the rate of 33.3% per year beginning on the first anniversary of the date of grant, subject to acceleration under certain conditions. The maximum term of each option granted is ten years from the date of grant.
(3)	These amounts represent certain assumed rates of appreciation only based upon SEC rules. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. There is no assurance that the amounts reflected will be realized.

Aggregated Option Exercises in 2005 and Year End Option Values

The following table sets forth information concerning each exercise of options during 2005 by each of the Named Executives and the year end value of unexercised in-the-money options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable (d)	Value of Unexercised In-the-Money Options at Fiscal Year End(1) ($) Exercisable/ Unexercisable (e)
Michael D. Becker	—	—	84,334 / 237,666	$0 / $0

Christopher P. Schnittker	—	—	16,667 / 31,333	$0 / $0

William F. Goeckeler	—	—	36,070 / 42,132	$0 / $0

William J. Thomas	—	—	10,000 / 38,000	$0 / $0

(1)	The fair market value of our common stock underlying options at December 30, 2005 was $2.74 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

On December 17, 2002, we entered into a letter agreement with Michael D. Becker in connection with Mr. Becker’s promotion to President and Chief Executive Officer of the Company. Under the terms of such letter agreement, Mr. Becker received an annual base salary of $250,000, which was subsequently increased to $280,000 for 2004, $300,000 for 2005 and $312,000 for 2006, and a car allowance of $750 per month. Mr. Becker is also eligible to participate in the Cytogen Corporation Performance Bonus Plan, as and if approved by our Board of Directors, with a target bonus rate of up to 35% of base salary based upon performance objectives. Mr. Becker is also entitled to all existing Company benefits, at the sole discretion of the Board of Directors.

In addition, on December 17, 2002, Mr. Becker was granted options to purchase 200,000 shares of our common stock under our 1995 Stock Option Plan. The exercise price per share of such options is $3.54, the fair market value of our common stock on the date of grant. 50,000 of such options vested immediately upon grant, and the remaining 150,000 options will vest, if at all, in three equal tranches of 50,000, based upon Mr. Becker’s achievement of certain performance based milestones established by the Board of Directors. Mr. Becker has subsequently received additional options to purchase shares of our common stock. Additionally, pursuant to the terms of the letter agreement, in the event we terminate Mr. Becker’s employment for reasons other than for cause, as defined therein, Mr. Becker shall be entitled to receive twelve months’ base pay and continuation of benefits under COBRA, and a pro rata portion of any incentive benefits earned through the date of termination.

Each of our executive officers and each of Dr. Manyak, Ms. Auld and Ms. Dang are currently party to an Executive Change of Control Severance Agreement with Cytogen. Such agreements provide, generally, for the payment of twelve months’ base salary, a pro-rata portion of such officer’s bonus compensation, the continuation of all benefits, reasonable Company-paid outplacement assistance and certain other accrued rights, in the event such officer’s employment with us is terminated in connection with a change in control as set forth therein.

Compensation Committee Interlocks and Insider Participation

During 2005, our Compensation Committee consisted of Robert F. Hendrickson, who served as Chairman of the Committee, Allen Bloom, Dennis H. Langer (who was elected to the Board in June 2005) and Kevin G. Lokay. There are no, and during 2005 there were no, Compensation Committee interlocks.

Performance Graph

The following graph compares the cumulative total stockholder return on our common stock with the cumulative total return on a selected Peer Group Index, the NASDAQ Stock Market (US) Index and the NASDAQ Biotechnology Index for a five-year period ended December 31, 2005.

COMPARISON OF CUMULATIVE TOTAL RETURN(1)(2)

Among the Company, a selected Peer Group Index, the NASDAQ Stock Market (US) Index

and the NASDAQ Biotechnology Index

(1)	Graph assumes $100 invested on December 31, 2000 in our common stock, a selected Peer Group Index, the NASDAQ Stock Market (US) Index and the NASDAQ Biotechnology Index. It also assumes reinvestment of dividends.
(2)	The selected Peer Group Index includes all of the companies that comprise the NASDAQ Biotechnology Index (NBI) as of the date of this Proxy Statement. Although we have previously compared our performance directly with the NBI, we believe that a comparison to this Peer Group Index is a more meaningful presentation based upon the similarities of Cytogen to the companies included in such index and accounts for the changes in the member companies which comprise the NBI over the five-year period presented. We will continue to use this Peer Group Index in future reports.

Report of the Compensation Committee of the Board of Directors

Policy

The Compensation Committee of the Board of Directors is responsible for oversight of our executive compensation program. The Compensation Committee is composed entirely of independent, non-employee directors. The Compensation Committee makes recommendations to the full Board of Directors on compensation policy and as to specific compensation actions, except where independent action by the Compensation Committee is appropriate.

Our compensation program, both for our executive officers as well as for all employees, is based on the philosophy that the interests of the employees should be closely aligned with those of our stockholders. Our 2005 executive compensation program was based on the following principles:

•	compensation opportunities should attract the best talent to us, motivate individuals to perform at their highest levels, reward outstanding achievement, and retain the leadership and skills necessary for building long-term stockholder value;

•	a portion of total compensation should be at risk of performance; and

•	individual executives should be encouraged to manage from the perspective of owners of the Company.

Our 2005 compensation program reflected the Compensation Committee’s assessment as to appropriate treatment on an individual basis for the Chief Executive Officer during 2005 and the other Named Executives compared to the prior year levels. We target our overall compensation program at the median level of the biotechnology industry. In addition, compensation for the Named Executives (and other executives), including our CEO, took into account individual responsibility and performance as assessed by the Compensation Committee.

The compensation program includes a combination of competitive base salary and benefits, annual cash bonus opportunities, restricted stock awards and stock option awards. The 2005 executive compensation program and a specific discussion as to the compensation of the CEO are set out below.

Annual Compensation for 2005

Generally, annual compensation of executive officers under the executive compensation program for 2004 consisted of salary and bonus components.

Base Salary

In December 2004, the Compensation Committee determined for recommendation to the full Board of Directors, base salaries and certain annual incentive opportunities for 2005 for our executives, including the CEO and the other Named Executives. In setting annual base salary for executive officers, the Compensation Committee considers compensation data for the biotechnology industry; the officer’s relevant experience, skills and abilities; the officer’s historical performance against goals and contribution to corporate performance; and equitableness relative to the compensation of other officers and employees of the Company. The Compensation Committee does not, however, use a specific formula based on a ranking of the indicated criteria, but instead makes a subjective evaluation of each executive officer’s contributions and potential in light of such criteria.

Bonus

A portion of 2005 executive officer annual compensation opportunity was based on corporate performance. The Compensation Committee believes that incentive compensation should be linked to corporate financial results and corporate goals. Bonus opportunity levels for 2005 performance were set in advance of the year at a percentage of base salary, with the total amount of the bonus opportunity dependent on the extent to which corporate objectives were achieved and the amount of cash available as determined by the Compensation Committee. At year-end, the Compensation Committee determined the extent to which our financial and corporate objectives had been achieved and applied the appropriate bonus percentage to the respective base salary of each of the Named Executives.

Long Term Compensation – Restricted Stock and Stock Options

The Compensation Committee believes that restricted stock and stock options are an appropriate means to link our employees’ interests with those of our stockholders. Restricted stock and stock option awards are designed primarily to provide strong incentives for superior longer-term performance and continued retention.

Because the Compensation Committee believes that corporate performance is one of the principal factors influencing the market value of our common stock, the granting of restricted stock awards and stock options to our executive officers encourages them to work to achieve consistent improvements in corporate performance. Options only have value to the recipient when the price of our common stock exceeds the exercise price, which is not less than the fair market value of our common stock at the date of grant.

Restricted stock awards and option grants are set taking into account the comparison of practices at peer groups, an individual’s level of responsibility and furtherance of corporate objectives, and the amount and terms of past restricted stock and stock option awards and the availability of restricted stock awards and options for grant under our stock option plans. The Compensation Committee also took into account in its review of restricted stock awards and option grants the fact that we have no other long term incentive program, and believes that restricted stock and stock options are important to retain executives and promote steps to build long term value.

The Compensation Committee reviews from time to time with the entire Board of Directors the need and advisability of increasing shares available under any compensation plan or adopting new compensation plans. The Compensation Committee and the Board of Directors have determined that it is appropriate to supplement the 2004 Stock Incentive Plan with a new omnibus equity compensation plan, which is being submitted to the stockholders for approval at the Annual Meeting.

Compensation of Michael D. Becker

Mr. Becker’s salary was set on the recommendation of the Compensation Committee and was believed to be an appropriate level of base compensation in view of compensation levels paid by the industry, in view of Mr. Becker’s experience, and considering our continuing accomplishments under his leadership during the year. Prior to his promotion to President and Chief Executive Officer in December 2002, Mr. Becker’s salary was $180,000. Upon his promotion, the Compensation Committee approved an increase of $70,000 to $250,000. Also in connection with his promotion in 2002, Mr. Becker was granted options to purchase 200,000 shares of our common stock under our 1995 Plan. Mr. Becker’s salary was $300,000 in 2005 and is $312,000 for 2006.

Federal Income Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through restricted stock awards and option issuances under the Company’s equity incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Company’s equity incentive plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

The Compensation Committee believes that performance should be rewarded, that the financial interests of the executive officers should be aligned with the stockholders, and that compensation should be competitive. We have structured the compensation we pay to meet these criteria.

The foregoing report on compensation is provided by the following outside directors, who constituted the Compensation Committee as of December 31, 2005.

Robert F. Hendrickson, Chairman

Allen Bloom, Member

Dennis H. Langer, Member

Kevin G. Lokay, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

There were, as of March 31, 2006, approximately 2,900 holders of record and approximately 35,000 beneficial holders of our common stock. The following table sets forth certain information that, unless otherwise noted, is as of March 31, 2006, with respect to holdings of our common stock by: (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our common stock outstanding as of such date, based upon currently available Schedules 13D and 13G, and other reports, filed with the SEC; (ii) each of our directors (which includes all nominees) and our Named Executives; and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
(i) Certain beneficial owners:

Orbimed Advisors(4) 767 Third Avenue, 30th Floor New York, New York 10017	1,910,817	8.3%

Proquest Investments(5) 90 Nassau Street, 5th Floor Princeton, New Jersey 08540	1,908,989	8.4%

A. Alex Porter(6) Paul Orlin Geoffrey Hulme Jonathan W. Friedland 666 Fifth Avenue, 34th Floor New York, NY 10103	1,350,929	6.0%

(ii) Directors (which includes all nominees) and Named Executives:

Michael D. Becker(7)	88,638	*

John E. Bagalay, Jr.	38,300	*

Allen Bloom	24,000	*

Stephen K. Carter	27,987	*

James A. Grigsby(8)	54,300	*

Robert F. Hendrickson	29,300	*

Dennis H. Langer	2,000	*

Kevin G. Lokay	26,333	*

Joseph A. Mollica	2,000	*

Christopher P. Schnittker(9)	17,316	*

William F. Goeckeler	38,875	*

William J. Thomas	10,000	*

(iii) All directors and executive officers as a group (12 persons)	359,049	1.6%

*	Indicates amount is less than 1%.
(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons and entities named in this table have sole voting and investment power with respect to all shares. Unless otherwise indicated, the address of each beneficial owner is c/o Cytogen Corporation, 650 College Road East, Princeton, New Jersey 08540.

(2)	Includes shares of our common stock which the following persons have the right to acquire upon the exercise of stock options, within 60 days of March 31, 2006, as follows: Mr. Becker: 84,334 shares; Dr. Bagalay: 36,300 shares; Dr. Bloom: 22,000 shares; Dr. Carter: 25,987 shares; Mr. Grigsby: 47,300 shares; Mr. Hendrickson: 26,300 shares; Mr. Lokay: 24,333 shares; Mr. Schnittker: 16,667 shares; Dr. Goeckeler: 37,737 shares; and Mr. Thomas: 10,000 shares. Does not include shares of our common stock granted under restricted stock awards that vest over four years from 2008 to 2011 to the following persons: Mr. Becker: 34,000 shares; Mr. Schnittker: 12,000 shares; Dr. Goeckeler: 12,000 shares; and Mr. Thomas: 12,000 shares.
(3)	Percent of class for each person and all executive officers and directors as a group is based on 22,473,762 shares of our common stock outstanding on March 31, 2006 and includes shares subject to options and warrants held by the individual or the group, as applicable, which are exercisable or become exercisable within 60 days following such date.
(4)	Based on a Schedule 13G/A filed with the SEC on August 4, 2005 by OrbiMed Advisors LLC and OrbiMed Capital LLC and Samuel D. Isalay. These reporting entities have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of our common stock and warrants to purchase shares of our common stock: (i) OrbiMed Advisors LLC: 1,287,573; (ii) OrbiMed Capital LLC: 914,487; and (iii) Samuel D. Isalay: 1,910,817. OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of Caduceus Capital Master Fund Limited (600,000 shares and 150,000 warrants), Caduceus Capital II, L.P. (300,000 shares and 75,000 warrants), UBS Eucalyptus Fund, LLC (460,000 shares and 115,000 warrants), PaineWebber Eucalyptus Fund, LLC (50,500 shares and 12,500 warrants), HFR SHC Aggressive Fund (117,190 shares and 47,297 warrants), Knightsbridge Post Venture IV L.P. (60,900 warrants), Knightsbridge Integrated Holdings, V, LP (49,673 warrants), Knightsbridge Netherlands II, LP (19,700 warrants), Knightsbridge Integrated Holdings IV Post Venture, LP (36,000 warrants), Knightsbridge Post Venture III, LP (35,400 warrants), Knightsbridge Netherlands I LP (22,100 warrants), Knightsbridge Netherlands III LP (5,600 warrants), Knightsbridge Integrated Holdings II Limited (37,700 warrants), Knightsbridge Venture Capital IV, L.P. (5,600 warrants), and Knightsbridge Venture Capital III LP (2,400 warrants). The Company makes no representation as to the accuracy or completeness of the information reported.
(5)	Based on a Schedule 13G/A filed with the SEC on February 13, 2006 by ProQuest Investments II, L.P., ProQuest Investments III, L.P., ProQuest Investments II Advisors Fund, L.P., ProQuest Associates II LLC, ProQuest Associates III LLC, Jay Moorin and Alain Schreiber. These reporting entities have shared voting power and shared dispositive power as to, and beneficially own, the following number of shares of our common stock and warrants to purchase shares of our common stock: (i) ProQuest Investments II, L.P.: 532,608; (ii) ProQuest Investments III, L.P.: 1,363,562; (iii) ProQuest Investments II Advisors Fund, L.P.: 12,818; (iv) ProQuest Associates II LLC: 545,426; (v) ProQuest Associates III LLC: 1,363,563; (vi) Jay Moorin: 1,908,989; and (vii) Alain Schreiber: 1,908,989. Such amounts include immediately exercisable warrants to purchase 381,798 shares of our common stock. The Company makes no representation as to the accuracy or completeness of the information reported.
(6)	Based on a Schedule 13G filed with the SEC on February 10, 2006 by the group of A. Alex Porter, Paul Orlin, Geoffrey Hulme, and Jonathan W. Friedland. Such Schedule 13G discloses that each of these reporting persons have shared voting power and shared dispositive power as to, and beneficially own, 1,350,929 shares of our common stock. These reporting persons have disclaimed beneficial ownership over these shares except to the extent of their pecuniary interest therein. The Company makes no representation as to the accuracy or completeness of the information reported.
(7)	Includes: (i) 386 shares of common stock held jointly with Mr. Becker’s spouse; and (ii) 30 shares held as a custodian for Mr. Becker’s minor child.
(8)	Includes 2,000 shares of common stock held indirectly by Mr. Grigsby in the registered name of Mr. Grigsby’s spouse.
(9)	Includes 649 shares of common stock held jointly.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005.

Equity Compensation Plan Information

Plan Category(1)(2)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(3)
(i) Equity compensation plans approved by security holders:

2004 Stock Incentive Plan(4)	633,834	$5.76	566,166

2004 Non-Employee Director Stock Incentive Plan	215,000	$8.98	156,000

Other equity compensation plans(5)	420,662	$11.34	—

(ii) Equity compensation plans not approved by security holders	71,000	$6.43	—

Total	1,340,496	$8.06	722,166

(1)	Does not include information related to the stock option plan of our subsidiary, AxCell BioSciences Corporation, pursuant to which AxCell may issue options to purchase shares of AxCell’s common stock to employees and consultants of AxCell. Such plan did not require the approval of Cytogen’s stockholders.
(2)	This table excludes: (i) 22,751 shares of our common stock issuable under our Cytogen Corporation Performance Bonus Plan with Stock Payment Program; and (ii) 136,200 non-vested shares of common stock granted to our employees pursuant to the terms of the 2004 Stock Incentive Plan, as long term incentive compensation. Such non-vested shares are subject to future vesting over a period of six years, and will be issued upon the satisfaction of such vesting provisions.
(3)	In addition to being available for future issuance upon the exercise of options that may be granted after December 31, 2005: (i) all shares available for issuance under our 2004 Non-Employee Director Stock Incentive Plan may instead be issued directly to eligible directors thereunder in payment for services rendered to us; and (ii) up to 63,800 shares of our common stock may be issued directly as restricted stock under our 2004 Stock Incentive Plan.
(4)	Includes 136,200 shares of our common stock granted under restricted stock awards that vest over four years from 2008 to 2011.
(5)	We no longer grant stock options under our: (i) 1988 Non-Employee Director Plan; (ii) 1989 Outside Consultant Plan; (iii) 1992 Stock Option Plan; (iv) 1995 Stock Option Plan, as amended; and (v) 1999 Non-Employee Director Plan, but stock option grants exercisable for an aggregate of: 4,960; 5,000; 400; 374,142; and 36,160 shares of our common stock remain outstanding under those plans.

Equity Compensation Plans Not Approved by Security Holders

The following describes the material features of our equity compensation plans that have not been approved by our security holders, as set forth in the above table.

We issued options to purchase 1,000 shares of our common stock outside any of our equity compensation plans to Kevin G. Lokay, upon his appointment to our Board of Directors in January 2001. Such options have an exercise price of $61.26 per share, expire on January 17, 2011 and vested in full on January 17, 2002. Such options are subject to the same equitable adjustment as are our outstanding shares of common stock and are not afforded anti-dilution protection.

We also have outstanding warrants to purchase an aggregate of 70,000 shares of our common stock, that have been issued to various persons and entities in consideration for services rendered by such persons or entities. Such warrants have a weighted average exercise price of $5.65 per share and are exercisable and expire at various times through June 2006.

PROPOSAL TWO

APPROVAL OF 2005 EMPLOYEE STOCK PURCHASE PLAN

We are asking stockholders to approve the adoption of the 2005 Employee Stock Purchase Plan, also referred to in this Proxy Statement as the 2005 Purchase Plan, to reserve 500,000 shares of Common Stock for issuance under the 2005 Purchase Plan.

On September 23, 2005, the Board of Directors of the Company adopted the 2005 Purchase Plan, effective October 1, 2005, subject to stockholder approval. Up to 500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to the 2005 Purchase Plan.

The 2005 Purchase Plan is intended to replace the Company’s Employee Stock Purchase Plan adopted in 1997, also referred to in this Proxy Statement as the 1997 Purchase Plan. As of March 31, 2006, all shares available for issuance under the 1997 Purchase Plan had been issued to employees of the Company.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The ability to offer employees the opportunity to participate in the ownership of the Company is critical to attracting, retaining and motivating key personnel and potential hires. Cytogen’s management encourages broad employee stock ownership in the Company. The Board of Directors believes that the 2005 Purchase Plan is essential to permit Cytogen’s management to continue the pursuit of these objectives. Moreover, ownership of the Company by employees is designed to align the interests of each participating employee with those of the stockholders and provide each such individual with a significant incentive to view Cytogen from the perspective of an owner with an equity stake. If the stockholders do not approve the 2005 Purchase Plan on or before June 30, 2006, the 2005 Purchase Plan will immediately terminate on a date specified by the our Board of Directors, no purchases of Common Stock will be made under the 2005 Purchase Plan, and all amounts withheld as payroll deductions for the initial purchase period will be immediately returned to the participants.

The following is a brief summary of the 2005 Purchase Plan. The following summary is qualified in its entirety by reference to the 2005 Purchase Plan, a copy of which is attached to this Proxy Statement as Appendix A.

Purpose of the Plan

The 2005 Purchase Plan is a broad-based plan that provides eligible employees of the Company with an opportunity to purchase shares of Cytogen common stock through accumulated payroll deductions. By voting for the adoption of the 2005 Purchase Plan, you will enable employees to more easily increase their equity ownership of the Company, and to thereby more closely align their economic interests with those of the stockholders of the Company.

Eligible Employees

Eligible employees include all full-time employees who been employed by the Company for at least one month prior to the first day of the applicable purchase period. Part-time employees are eligible to participate if they are regularly expected to work more than 20 hours per week for more than five months per calendar year.

Purchase Price and Amount of Stock Purchased

The price at which employees may purchase stock during each offering period will be 85% of the lower of (i) the fair market value per share of our common stock on the entry date of that purchase period or (ii) the fair market value per share on the purchase date. The fair market value per share on any relevant date under the 2005 Purchase Plan will be the closing selling price of the Common Stock on that date, as reported on the Nasdaq National Market and published in The Wall Street Journal. In accordance with limitations under the Code, a participant may not purchase shares at a rate in excess of $25,000 worth of Common Stock for each calendar year. In addition, the maximum number of shares that may be purchased by a participant on any purchase date shall not exceed an amount determined by dividing $6,250 by the purchase price calculated as of the entry date for the purchase period, provided that the Plan Administrator has the authority to increase or decrease this limit.

Offering Periods

The initial offering period will be a nine-month period beginning on October 1, 2005 and ending on June 30, 2006, if the 2005 Purchase Plan is approved by stockholders. If the 2005 Purchase Plan is approved by the stockholders, subsequent purchase periods will be three-month periods beginning on the first day in July, October, January and April each calendar year, beginning July 1, 2006.

Payroll Deductions

On the last business day of each offering period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments up to 10% of their base salary and commissions, bonuses and overtime payments. No interest accrues on payroll deductions. A participant may decrease his or her rate of payroll deduction at any time, but may not make more than one reduction during the same purchase period. A participant may increase his or her rate of payroll deduction by filing a new payroll deduction authorization with the Plan Administrator prior to the start of any new purchase period. A participant may withdraw from a purchase period at any time before the last business day of the purchase period.

Restrictions on the Sale of Common Stock by Officers

Participants in the 2005 Purchase Plan who are officers of the Company may not transfer shares of Cytogen common stock purchased under the 2005 Purchase Plan for a period of 12 months after the purchase date as of which the shares are purchased. This restriction will cease to apply upon a change of control (as defined in the 2005 Purchase Plan) of the Company or under such other circumstances as the Board deems appropriate.

Administration

The 2005 Purchase Plan is administered by the Compensation Committee of the Board of Directors. As the Plan Administrator, the Compensation Committee has the full discretionary authority to interpret and construe any provision of the 2005 Purchase Plan and to adopt such rules and regulations for administering the 2005 Purchase Plan as it may deem necessary in order to comply with the requirements of the Code. Decisions of the Compensation Committee shall be final and binding on all parties having an interest in the 2005 Purchase Plan. As a condition of participating in the 2005 Purchase Plan, all participants must acknowledge, in writing or by completing the enrollment forms to participate in the 2005 Purchase Plan, that all decisions and determinations of the Compensation Committee shall be final and binding on the participant, his beneficiaries and any other person having or claiming an interest under the 2005 Purchase Plan on behalf of the participant.

Mergers and Other Corporate Transactions

The Compensation Committee may make appropriate adjustments in connection with the 2005 Purchase Plan to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. Immediately prior to the effective date of any Change of Control, as defined in the 2005 Purchase

Plan, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each participant for the purchase period in which the Change of Control occurs to the purchase of whole shares of Common Stock.

Amendment or Termination

Unless sooner terminated by the Board, the 2005 Purchase Plan shall terminate upon the earliest of (i) September 22, 2015 and (ii) the date on which all shares available for issuance under the 2005 Purchase Plan shall have been sold. The Board of Directors may at any time amend, suspend or terminate the 2005 Purchase Plan, except that the Board may not effect any of the following amendments or revisions to the 2005 Purchase Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the 2005 Purchase Plan, except for adjustments in the event of certain changes in the Company’s capitalization; (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock; or (iii) modify the eligibility requirements for participation in the 2005 Purchase Plan.

Federal Income Tax Consequences

The following information is a general summary of some of the current federal income tax consequences of the 2005 Purchase Plan to U.S. based participants and to the Company. Tax laws may change, and actual tax consequences will depend on a participant’s individual circumstances as well as state and local tax laws. Changes to these laws could alter the tax consequences described below. We encourage all participants to seek tax advice when they participate in the 2005 Purchase Plan. The 2005 Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

Tax Treatment of U.S. Participants

Participants will not recognize income when they enroll in the 2005 Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the purchase date and two years or more after the offering date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the offering date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the purchase date or less than two years after the offering date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the purchase date. The difference between the sale price and the fair market value on the purchase date will be a capital gain or loss.

Tax Consequences to the Company

There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends.

Vote Required for Approval

The proposal to approve the 2005 Purchase Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

The Board of Directors believes adoption of the 2005 Purchase Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR the approval of the 2005 Purchase Plan.

PROPOSAL THREE

APPROVAL OF THE 2006 EQUITY COMPENSATION PLAN

On April 19, 2006, the Board of Directors adopted the Cytogen Corporation 2006 Equity Compensation Plan (the “Plan”), subject to stockholder approval. The Board of Directors has directed that the proposal to approve the Plan be submitted to the Company’s stockholders for their approval at the Annual Meeting. Stockholder approval is being sought (i) in order to meet the NASDAQ listing requirements, (ii) so that compensation attributable to grants under the Plan may qualify for an exemption from the $1.0 million deduction limit under Section 162(m) of the Code (see discussion of “Federal Income Tax Consequences” below), and (iii) in order for incentive stock options to meet the requirements of Section 422 of the Code.

The Board of Directors believes that the Plan will further the Company’s compensation strategy. The Company’s ability to attract, retain and motivate top quality employees and non-employee directors is material to the Company’s success. The Board of Directors believes that the interests of the Company and its stockholders will be advanced if the Company can offer its employees and non-employee directors the opportunity to acquire or increase their proprietary interests in the Company by receiving grants under the Plan. The Company will continue to make grants under the 2004 Stock Incentive Plan and Director Plan from the remaining shares reserved for issuance under these plans.

The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Appendix B. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.

Material Features of the Plan

General. The Plan provides that grants may be made in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options are collectively referred to as “options”), (iii) stock units, (iv) stock awards, (v) stock appreciation rights (“SARs”), and (vi) other stock-based awards.

Subject to adjustment as described below, the aggregate number of shares of common stock that may be issued or transferred under the Plan is 1,500,000 shares. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock units, stock awards or other stock-based awards are forfeited or terminated, the shares subject to such grants will become available again for purposes of the Plan. SARs that are settled in shares of common stock will be counted in full against the number of shares available under the Plan, regardless of the number of shares of common stock issued upon settlement of the SARs.

The Plan provides that the maximum aggregate number of shares of common stock with respect to which grants may be made to any individual during any calendar year is 300,000 shares, subject to adjustment as described below. All grants under the Plan will be expressed in shares of common stock.

If approved by the stockholders, the Plan will become effective on April 19, 2006.

Administration. The Plan will be administered and interpreted by the Compensation Committee of the Board of Directors or another committee as the Board may determine (the “Committee”). With respect to grants that are intended to be qualified performance-based compensation under Section 162(m) of the Code, the Committee will consist of two or more persons appointed by the Board, all of whom will be “outside directors” as defined under Section 162(m) of the Code. However, the Board will approve and administer all grants made to non-employee directors. The Committee has the authority to (i) determine the individuals to whom grants will be made under the Plan, (ii) determine the type, size, terms and conditions of the grants, (iii) determine when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued grant, subject to the limitations described below, and (v) deal with any other matters arising under the Plan. The Committee presently consists of Robert F. Hendrickson, who serves as Chairman, Allen Bloom, Dennis H. Langer and Kevin G. Lokay, each of whom is a non-employee director of the Company.

Eligibility for Participation. All employees of the Company and its subsidiaries and all non-employee directors of the Company are eligible to receive grants under the Plan. As of March 31, 2006, approximately 77 employees and eight non-employee directors are eligible to receive grants under the Plan. The Committee is authorized to select the persons to receive grants from among those eligible and to determine the number of shares of common stock that are subject to each grant.

Types of Awards.

Stock Options

The Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs.

The Committee will establish the exercise price per share of options on the date of grant. The exercise price of options granted under the Plan may be equal to or greater than the fair market value of the underlying shares of common stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company or a parent or subsidiary, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of common stock on the date of grant. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

The Committee will determine the term of each option; provided, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company or a parent or subsidiary, the term of the ISO may not exceed five years from the date of grant. The Committee will determine the terms and conditions of options, including when they become exercisable. The Committee may accelerate the exercisability of any options. The Committee will determine under what circumstances a grantee may exercise an option after termination of employment or service.

A grantee may exercise an option by delivering notice of exercise to the Company. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) unless the Committee determines otherwise, by delivering shares of common stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve.

Stock Awards

The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may impose restrictions on stock awards, which may lapse over a period of time or according to such other criteria as the Committee determines. The Committee will determine the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote shares of common stock and to receive dividends paid on such shares during the restriction period.

Stock Units

The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive an amount based on the value of a share of common stock at a future date. The Committee will determine the number of stock units that will be granted, whether stock units will become payable based on achievement of performance goals or other conditions, and the other terms and conditions applicable to stock units. Stock units may be paid at the end of a specified period or deferred to a date authorized by the Committee. If a stock unit becomes distributable, it will be paid to the grantee in cash, in shares of common stock , or in a combination of cash and shares of common stock , as determined by the Committee.

SARs

The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of an SAR, the grantee will receive an amount equal to the excess of the fair market value of the common stock on the date of exercise over the base amount for the SAR. Payment will be made in shares of common stock, cash or a combination of cash and common stock, as determined by the Committee. The base amount of each SAR will be determined by the Committee and will be at least equal to the value of a share of common stock on the date of grant of the SAR. The Committee will determine the terms and conditions of SARs, including when they become exercisable. The Committee may accelerate the exercisability of any SARs. SARs may be exercised while the grantee is employed by or providing service to the Company and its subsidiaries or within a specified period of time after termination of such employment or service, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other stock-based awards, which are grants other than options, SARs, stock units and stock awards. The Committee may grant other stock-based awards to anyone eligible to participate in the Plan. These grants will be based on or measured by shares of common stock, and will be payable in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the Committee. The terms and conditions for other stock-based awards will be determined by the Committee.

Qualified Performance-Based Compensation. The Plan permits the Committee to impose objective performance goals that must be met with respect to grants of stock units, stock awards, or other stock-based awards granted to employees under the Plan, in order for the grants to be considered qualified performance-based compensation for purposes of Section 162(m) of the Code (see “Federal Income Tax Consequences” below). Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance period, the amounts to be paid if the performance goals are met, and any other conditions. The Committee may provide in the grant agreement that qualified performance-based grants will be payable or restrictions on such grants will lapse, in whole or part, in the event of the grantee’s death or disability during the performance period or under other circumstances consistent with Treasury regulations.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Deferrals. The Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the grantee in connection with any stock units or other stock-based awards under the Plan. The Committee will establish the rules and procedures applicable to any such deferrals and may provide for interest or other earnings to be paid on such deferrals.

Adjustment Provisions. If there is any change in the number or kind of shares of common stock by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, by reason of a merger, reorganization or consolidation, by reason of a reclassification or change in par value or by reason of any other extraordinary or unusual event affecting the outstanding shares of common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the number of shares of common stock available for grants, the limit on the number of shares of common stock any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of common stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants. Any fractional shares resulting from such adjustment will be eliminated.

Change of Control. In the event of a change of control, the Committee may take any of the following actions with respect to outstanding grants, without the consent of any grantee. The Committee may (i) provide that all outstanding options and SARs will automatically accelerate and become fully exercisable, (ii) provide that the restrictions and conditions on all outstanding stock awards and stock units will lapse as of the date of the change of control or at such other time as the Committee determines, (iii) require that grantees surrender their outstanding options and SARs in exchange for payment by the Company, in cash or shares of common stock as determined by the Committee, in an amount equal to the amount by which the then fair market value subject to the grantee’s unexercised options or SARs exceeds the exercise price of the options or base amount of the SARs, (iv) after giving grantees the opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Committee determines appropriate, (v) provide that grantees holding outstanding stock units, and other stock-based awards will receive payment in settlement of such award in an amount determined by the Committee, or (vi) convert any grants outstanding after the change of control to similar grants of the surviving corporation.

A change of control is defined as:

(i) Any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the voting power of the outstanding securities of the Company. No change of control will be deemed to occur, however, if the Company becomes a subsidiary of another corporation and the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitled to more than 50% of the votes to which stockholders of the parent corporation would be entitled in the election of directors.

(ii) A merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling the stockholders to more than 50% of the votes to which stockholders of the surviving corporation would be entitled in the election of directors; a sale or other disposition of all or substantially all of the assets of the Company; or a liquidation or dissolution of the Company.

(iii) After the date the Plan is approved by the stockholders of the Company, directors are elected so that a majority of the members of the Board will have been members of the Board for less than two years, unless the election of each new director who was not a director at the beginning of the two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Transferability of Grants. Only the grantee may exercise rights under a grant during the grantee’s lifetime. A grantee may not transfer those rights except by will or the laws of descent and distribution; provided, however, that a grantee may transfer a grant other than an ISO pursuant to a domestic relations order. The Committee may also provide, in a grant agreement, that a grantee may transfer NQSOs to his or her family members, or one or more trusts or other entities for the benefit of or owned by such family members, consistent with applicable securities laws, according to such terms as the Committee may determine.

Grantees Outside the United States. If any individual who receives a grant under the Plan is subject to taxation in a country other than the United States, the Committee may make the grant on such terms and conditions as the Committee determines appropriate to comply with the laws of the applicable country.

No Repricing of Options or SARs. Neither the Board of Directors nor the Committee can amend the Plan or options and SARs previously granted under the Plan to permit a repricing of options or SARs, without prior stockholder approval. Adjustments to the exercise price or number of shares of common stock subject to an option or SAR to reflect the effects of a stock split or other corporate transaction will not constitute a repricing.

Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on April 19, 2016, unless the Plan is terminated earlier by the Board or is extended by the Board with stockholder consent.

Grants Under the Plan. No grants have been made under the Plan. Grants under the Plan are discretionary, so it is not currently possible to predict the number of shares of common stock that will be granted or who will receive grants under the Plan after the Annual Meeting.

The last sales price of the Company’s common stock on March 31, 2006, was $3.62 per share.

Federal Income Tax Consequences

The federal income tax consequences of grants under the Plan will depend on the type of grant. The following description provides only a general description of the application of federal income tax laws to grants under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to grantees, as the consequences may vary with the types of grants made, the identity of the grantees and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the grantees’ standpoint, as a general rule, ordinary income will be recognized at the time of delivery of shares of common stock or payment of cash under the Plan. Future appreciation on shares of common stock held beyond the ordinary income recognition event will be taxable as capital gain when the shares of common stock are sold. The tax rate applicable to capital gain will depend upon how long the grantee holds the shares. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the grantee, and the Company will not be entitled to any tax deduction with respect to capital gain income recognized by the grantee.

Exceptions to these general rules arise under the following circumstances:

(i) If shares of common stock, when delivered, are subject to a substantial risk of forfeiture by reason of any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses, unless the grantee makes a special election to accelerate taxation under Section 83(b) of the Code.

(ii) If an employee exercises a stock option that qualifies as an ISO, the employee does not recognize income upon the exercise of the ISO. In addition, no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if shares of common stock acquired upon exercise of the stock option are held until the later of (A) one year from the date of exercise and (B) two years from the date of grant. However, if the employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the employee will recognize ordinary income upon disposition of the shares to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price, and the Company will be entitled to a tax deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the employee held the shares before the disposition.

(iii) A grant may be subject to a 20% tax, in addition to ordinary income tax, plus interest, at the time the grant becomes vested, if the grant constitutes deferred compensation under Section 409A of the Code and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1 million in any year. Qualified performance-based compensation is excluded from the $1 million deductibility limit, and therefore remains fully deductible by the corporation that pays it. The Company intends that options and SARs granted under the Plan will be qualified performance-based compensation. Stock units, stock awards, and other stock-based awards granted under the Plan will be designated as qualified performance-based compensation if the Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of Section 162(m) of the Code.

The Company has the right to require that grantees pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to grants. The Company may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. The Committee may permit a grantee to satisfy the Company’s withholding obligation with respect to grants paid in common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual’s minimum applicable withholding tax rate for federal, state and local tax liabilities.

Vote Required for Approval

The proposal to approve the Plan requires for its approval the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. Any abstentions will have the effect of votes against the proposal.

The Board of Directors believes adoption of the 2006 Equity Compensation Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR the approval of the 2006 Equity Compensation Plan.

INDEPENDENT AUDITORS

We anticipate selecting KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2006, although our Audit and Finance Committee has not yet formally resolved to do so. Representatives of KPMG LLP are expected to attend the Annual Meeting and have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2007 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit their proposal to us at our offices at 650 College Road East, Suite 3100, Princeton, New Jersey, 08540, attention Rita A. Auld, Corporate Secretary, not later than January 8, 2007.

Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in our proxy materials pursuant to Rule 14a-8 under the Exchange Act are required to provide advanced notice of such proposal to us at the aforementioned address not later than March 15, 2007.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as our Board of Directors may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write to us at 650 College Road East, Suite 3100, Princeton, New Jersey 08540, attention Rita A. Auld, Corporate Secretary, or call us at (609) 750-8200. If you want to receive separate copies of the Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Our annual report to stockholders for the fiscal year ended December 31, 2005, including financial statements for such period, is being mailed to stockholders with this Proxy Statement, but such annual report does not constitute a part of this Proxy Statement.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above, and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, we intend that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD ON APRIL 27, 2006, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MS. RITA A. AULD, CORPORATE SECRETARY, CYTOGEN CORPORATION, 650 COLLEGE ROAD EAST, SUITE 3100, PRINCETON, NEW JERSEY, 08540. A FEE FOR REASONABLE EXPENSES INCURRED IN FURNISHING SUCH EXHIBITS WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

Princeton, New Jersey	Michael D. Becker
May 8, 2006	President and Chief Executive Officer

APPENDIX A

CYTOGEN CORPORATION

2005 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

The Cytogen Corporation 2005 Employee Stock Purchase Plan is intended to promote the interests of the Company (as defined in Article 2) by providing eligible employees of a Participating Employer (as defined in Article 2) with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan designed to qualify under section 423 of the Internal Revenue Code of 1986, as amended. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

The Board (as defined in Article 2) has adopted the Plan to be effective as of October 1, 2005, subject to shareholder approval of the Plan. The Company expects to submit the Plan to the shareholders of the Company for approval at the Company’s 2006 annual meeting in June, 2006. The first Purchase Period (as defined in Article 2) under the Plan ends on June 30, 2006. If for any reason the shareholders of the Company do not approve the Plan on or before June 30, 2006, the first Purchase Period shall terminate on a date specified by the Board, the Plan shall immediately terminate, and no purchases of Common Stock (as defined in Article 2) shall be made under the Plan.

A.	DEFINITIONS

“Board” shall mean the Company’s Board of Directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

1. “Change of Control” shall be deemed to have occurred if:

a. Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors; or

b. The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

2. “Common Stock” shall mean the common stock of the Company.

3. “Company Affiliate” shall mean any parent or subsidiary corporation of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established.

4. “Company” shall mean Cytogen Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Cytogen Corporation that shall adopt the Plan.

5. “Compensation” shall mean (i) the regular base salary paid to a Participant by one or more Participating Employers during the Participant’s period of participation in a Purchase Period under the Plan plus (ii) all overtime payments, bonuses and commissions received during such Purchase Period. Such Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code section 401(k) salary deferral plan, any Code section 125 cafeteria benefit program or any Code section 132(f)(4) transportation fringe benefit program now or hereafter established by the Company or any Company Affiliate. However, Compensation shall not include any contributions made by the Company or any Company Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code section 401(k), Code section 125, or Code section 132(f)(4) contributions deducted from such Compensation).

6. “Effective Date” shall mean October 1, 2005.

7. “Eligible Employee” shall mean any person who is employed by a Participating Employer as an employee on a basis under which he is regularly expected to render more than 20 hours of service per week for more than five months per calendar year, for earnings considered wages under Code section 3401(a). However, an “Eligible Employee” shall not include any person who would, immediately after the grant of a purchase right under this Plan, own (within the meaning of Code section 424(d)) or hold outstanding options or other rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Company Affiliate.

8. “Entry Date” means the first day of a Purchase Period.

9. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

10. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

a. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

b. If the Common Stock is at the time listed on the New York Stock Exchange or American Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

11. “Participant” shall mean any Eligible Employee of a Participating Employer who is actively participating in the Plan.

12. “Participating Employer” shall mean the Company and such Company Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

13. “Plan” shall mean the Cytogen Corporation 2005 Employee Stock Purchase Plan, as set forth in this document, and as amended from time to time.

14. “Plan Administrator” shall mean the committee appointed by the Board to administer the Plan.

15. “Purchase Date” shall mean the last business day of each Purchase Period. The initial Purchase Date shall be June 30, 2006.

16. “Purchase Period” shall mean the period beginning October 1, 2005 and ending June 30, 2006, and each successive three-month period (or other period designated by the Plan Administrator), at the end of which shares of Common Stock shall be purchased on behalf of each Participant. Beginning July 1, 2006, Purchase Periods shall begin on July 1, October 1, January 1 and April 1, unless the Plan Administrator determines otherwise.

17. “Term of Service” means a consecutive one-month period during which an individual was an employee of the Company or a Company Affiliate.

B.	PURCHASE PERIODS

1. Purchase Periods. Shares of Common Stock shall be offered for purchase under the Plan through a series of consecutive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

2. Duration of Purchase Periods. Each Purchase Period shall be of such duration (not to exceed 24 months) as shall be determined by the Plan Administrator prior to the beginning of the Purchase Period. The first Purchase Period shall begin on October 1, 2005 and shall end on June 30, 2006. On and after July 1, 2006, each Purchase Period shall commence at a three-month interval on each July 1, October 1, January 1 and April 1. The Plan Administrator may establish different (shorter or longer) Purchase Periods, before the beginning of the applicable Purchase Period, as the Plan Administrator deems appropriate.

C.	ELIGIBILITY

1. Commencement of Participation. Except as provided in Article 7, an Eligible Employee who has completed a Term of Service prior to the Effective Date and who is employed by a Participating Employer on the Effective Date shall be eligible to participate in the Plan as of the Effective Date. All other Eligible Employees, except as provided in Article 7, shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the completion of a Term of Service.

2. Enrollment Forms. In order to participate in the Plan for a particular Purchase Period, an Eligible Employee must complete an enrollment form prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) at such time before the Entry Date for that Purchase Period as may be determined by the Plan Administrator.

D.	PAYROLL DEDUCTIONS

1. Elections. The payroll deduction authorized by a Participant for purposes of acquiring shares of Common Stock during a Purchase Period may be any multiple of 1% of the Compensation paid to the Participant during the Purchase Period, up to a maximum of 10% of Compensation. The deduction rate so authorized shall continue in effect throughout the Purchase Period, except to the extent such rate is changed in accordance with the following guidelines:

a. The Participant may, at any time during the Purchase Period, reduce his rate of payroll deduction, to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not effect more than one such reduction per Purchase Period.

b. Prior to the commencement of any new Purchase Period, a Participant may increase the rate of his payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed 10% of Compensation) shall become effective on the next Entry Date following the filing of such form.

2. Commencement. Payroll deductions shall begin on the first pay day as of which commencement is administratively feasible following the beginning of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the Purchase Period. The amounts so collected shall be credited to a book account established on the Company’s records for the Participant, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

3. Cessation of Payroll Deductions. Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the Plan.

E.	PURCHASE RIGHTS

1. Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each Purchase Period in which he enrolls. The purchase right shall be granted on the Entry Date of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock, at the end of that Purchase Period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

2. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date for the Purchase Period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant on the Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

3. Purchase Price. Unless the Plan Administrator determines otherwise prior to the beginning of the Purchase Period, the purchase price per share at which Common Stock will be purchased on the Participant’s behalf on the Purchase Date shall be equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the Entry Date of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock on the Purchase Date.

4. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on the Purchase Date for a Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock that may be purchased by a Participant on any Purchase Date shall not exceed the largest number of whole shares of Common Stock as does not exceed the number of shares determined by dividing $18,750 in the first nine-month Purchase Period (and $6,250 during any three-month Purchase Period) by the purchase price as of the Entry Date for the Purchase Period, determined as described in subsection (c)(i) above. The Plan Administrator shall have the discretionary authority, exercisable prior to the start of any Purchase Period, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant for the Purchase Period.

5. Excess Payroll Deductions. Any payroll deductions that are not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date, unless the Participant requests a refund. Any payroll deductions that are not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant as of a Purchase Date shall be promptly refunded.

6. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article 7, precluded from purchasing additional shares of Common Stock on a Purchase Date, then no further payroll deductions shall be collected from such Participant with respect to that Purchase Period.

7. Withdrawal from Purchase Period. The following provisions shall govern a Participant’s withdrawal from a Purchase Period:

a. A Participant may withdraw from the Purchase Period in which he is enrolled at any time prior to the Purchase Date by filing the appropriate form with the Plan Administrator (or its designee), and no further payroll deductions shall be collected from the Participant with respect to that Purchase Period. Any payroll deductions collected during the Purchase Period in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Period in which such withdrawal occurs shall be refunded as soon as possible.

b. The Participant’s withdrawal from a Purchase Period shall be irrevocable, and the Participant may not subsequently rejoin that Purchase Period at a later date. In order to resume participation in any subsequent Purchase Period, the Participant must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the Entry Date of the subsequent Purchase Period.

8. Termination of Purchase Right. If a Participant ceases to be an Eligible Employee for any reason (including death, disability or change in status) while his purchase right remains outstanding, the Participant’s purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Period in which the purchase right so terminates shall be immediately refunded to the Participant.

9. Change of Control. Unless the Plan Administrator determines otherwise, immediately prior to the effective date of any Change of Control of the Company, each outstanding purchase right shall automatically be exercised by applying the payroll deductions of each Participant for the Purchase Period in which the Change of Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to the lower of (i) 85% of the Fair Market Value per share of Common Stock on the first day of the Purchase Period or (ii) 85% of the Fair Market Value per share of Common Stock immediately prior to the effective date of the Change of Control, or such other purchase price formula as may be in effect for the Purchase Period consistent with the Plan. The applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

10. Proration of Purchase Rights. If the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceeds the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such Participant, shall be refunded.

11. Assignability. A purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

12. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

F.	ACCRUAL LIMITATIONS

1. Dollar Limitation. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent that such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code section 423) of the Company or any Company Affiliate, would otherwise permit the Participant to purchase more than $25,000 worth of stock of the Company or any Company Affiliate (determined on the basis of the Fair Market

Value per share on the date or dates such rights are granted) for each calendar year in which such rights are at any time outstanding. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall apply:

a. The right to acquire Common Stock under each outstanding purchase right shall accrue on each Purchase Date on which such right is outstanding.

b. No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year in which such rights were at any time outstanding.

2. Refund. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions that the Participant made during that Purchase Period with respect to such purchase right shall be promptly refunded.

G.	RESTRICTION ON SHARE TRANSFERS FOR OFFICERS

Participants who are officers of the Company or a Company Affiliate may not transfer shares of Common Stock purchased under the Plan for a period of 12 months after the Purchase Date as of which the shares are purchased; provided, however, that this restriction shall cease to apply upon a Change of Control of the Company or under such other circumstances as the Board deems appropriate.

H.	ADMINISTRATION OF THE PLAN

The Plan Administrator shall have full discretionary authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan. As a condition of participating in the Plan, all Participants must acknowledge, in writing or by completing the enrollment forms to participate in the Plan, that all decisions and determinations of the Plan Administrator shall be final and binding on the Participant, his beneficiaries and any other person having or claiming an interest under the Plan on behalf of the Participant.

I.	STOCK SUBJECT TO PLAN

1. Number of Shares. Subject to adjustment as described below, the aggregate number of shares of Common Stock of the Company that may be issued or transferred under the Plan is 500,000 shares. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market.

2. Adjustment. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the Plan Administrator may make appropriate adjustments to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any Purchase Date, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right, in order to prevent the dilution or enlargement of benefits thereunder.

J.	EFFECTIVE DATE AND TERM OF THE PLAN

1. Effective Date. The Plan was adopted by the Board on September 23, 2005, and shall become effective at the Effective Date, provided that no purchase rights granted under the Plan shall be exercised, and no shares of

Common Stock shall be purchased hereunder, until (i) the Plan shall have been approved by the stockholders of the Company and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933, as amended (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), and all applicable listing requirements of the Nasdaq National Market (or other stock exchange if applicable) and all other applicable requirements established by law or regulation have been met. In the event such stockholder approval is not obtained, or such compliance is not effected, within 12 months after the date on which the Plan is adopted by the Board (or, if earlier, by June 30, 2006), the Plan shall terminate and have no further force or effect, and all sums collected from Participants during the initial Purchase Period hereunder shall be refunded.

2. Term. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) September 22, 2015, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a change of control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

K.	AMENDMENT AND TERMINATION

1. Amendment; Termination. The Board may alter, amend, suspend or terminate the Plan at any time. In the event of Plan termination, any outstanding payroll deductions that are not used to purchase Common Stock on a Purchase Date pursuant to the Plan shall be refunded to such Participants as soon as administratively possible.

2. Stockholder Approval. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the eligibility requirements for participation in the Plan.

L.	GENERAL PROVISIONS

1. Expenses. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

2. No Right of Employment. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Company Affiliate or interfere with or otherwise restrict in any way the rights of the Company or any Company Affiliate to terminate a Participant’s employment at any time for any reason, with or without cause.

3. Withholding. If and to the extent that any stock purchases or sales under this Plan are subject to Federal, state or local taxes, the Company is authorized to withhold all applicable taxes from shares issuable under the Plan or from other compensation payable to Participant.

4. Governing Law. The validity, construction, interpretation and effect of the Plan shall be governed and construed by and determined in accordance with the laws of the state of Delaware, without giving effect to the conflict of laws provisions thereof.

APPENDIX B

CYTOGEN CORPORATION

2006 EQUITY COMPENSATION PLAN

Adopted by Cytogen Corporation

Board of Directors on April 19, 2006

Approved by Cytogen Corporation

Stockholders on

1.	Purpose

The purpose of the Cytogen Corporation 2006 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Cytogen Corporation (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the participants with those of the stockholders. The Plan shall be effective as of April 19, 2006, subject to approval by the stockholders of the Company.

2.	Definitions

Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors;

(ii) The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company; or

(iii) After the date on which this Plan is approved by the stockholders of the Company, directors are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new director who was not a director at the beginning of such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the committee or Board that administers the Plan, as described in Section 3.

(e) “Company” means Cytogen Corporation and any successor corporation.

(f) “Company Stock” means the common stock of the Company.

(g) “Effective Date” of the Plan means April 19, 2006, subject to approval of the Plan by the stockholders of the Company.

(h) “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(i) “Employer” means the Company and its subsidiaries.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(l) “Fair Market Value” of Company Stock means, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported in a customary financial reporting service, as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

(m) “Grant” means an Option, Stock Unit, Stock Award, SAR, or Other Stock-Based Award granted under the Plan.

(n) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(o) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code.

(p) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(q) “Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under section 422 of the Code.

(r) “Option” means a Nonqualified Stock Option or Incentive Stock Option.

(s) “Other Stock-Based Award” means any Grant based on or measured by Company Stock other than a Grant described in Sections 7, 8, 9 or 10 of the Plan.

(t) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(u) “Plan” means this Cytogen Corporation 2006 Equity Compensation Plan, as in effect from time to time.

(v) “SAR” means a stock appreciation right.

(w) “Stock Award” means an award of shares of Company Stock.

(x) “Stock Unit” means a phantom unit representing a share of Company Stock.

3.	Administration

(a) Committee. The Plan shall be administered and interpreted by the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan with respect to grants to Employees. The Plan shall be administered and interpreted by the Board with respect to grants to Non-Employee Directors. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant. With respects to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code, the Committee shall consist of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations. Ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee.

(b) Committee Authority. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.

(c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants

(a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, SARs as described in Section 10, or Other Stock-Based Awards as described in Section 11. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.

(b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.

5.	Shares Subject to the Plan

(a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 1,500,000 shares, subject to adjustment as described in subsection (e) below.

(b) Source of Shares. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units or Other Stock-Based Awards are forfeited or terminated, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. SARs to be settled in shares of Company Stock shall be counted in full against the number of shares available for Grants under the Plan, regardless of the number of shares of Company Stock issued upon settlement of the SAR.

(c) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described in subsection (e) below.

(d) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

6.	Eligibility for Participation

(a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.

(b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options

(a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.

(b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.

(c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation to ownership of shares of Company Stock having an aggregate Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.

(f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary, as defined in section 424 of the Code.

8.	Stock Units

(a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.

(b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.

(d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Stock Awards

(a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate. Shares of Company Stock issued pursuant to Stock Awards may be issued subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.

(b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited.

(c) Restrictions on Transfer. While a Stock Award is subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares subject to the Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.

(d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares subject to a Stock Award and to receive any dividends or other distributions paid on such shares during the restriction period.

10.	Stock Appreciation Rights

(a) General Requirements. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option.

(b) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount may not be less than the Fair Market Value of a share of Company Stock on the date of Grant of the SAR.

(c) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(d) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant

Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise an SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(e) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(f) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (b).

(g) Form of Payment. The Committee shall determine whether the stock appreciation for an SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

11.	Other Stock-Based Awards.

The Committee may grant other awards not specified in Sections 7, 8, 9 or 10 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

12.	Qualified Performance-Based Compensation

(a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply.

(b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”

(c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, stockholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

(d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

(e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.

(f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Stock Units or Other Stock-Based Awards. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code.

14.	Withholding of Taxes

(a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.	Transferability of Grants

(a) Restrictions on Transfer. Except as described in subsection (b) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime. A Participant may not transfer those rights except by will or by the laws of descent and distribution, or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order. When a Participant dies, the successor designated by will or by the laws of descent and distribution may exercise such rights in accordance with the terms of the Plan. A successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.

(b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.	Consequences of a Change of Control

In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Grants, without the consent of any Participant: (a) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (b) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price or base amount, and on such terms as the Committee determines, (c) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (d) with respect to Participants holding Stock Units or Other Stock-Based Awards, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units or Other Stock-Based Awards, in cash or Company Stock as determined by the Committee and on such terms as may be determined by the Committee, or (e) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

(a) Other Transactions. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.	Requirements for Issuance of Shares

No Company Stock shall be issued in connection with any Grant unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a stockholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.	Amendment and Termination of the Plan

(a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the stockholders of the Company if such approval is required in order to comply with the Code, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Section 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.

(b) No Repricing Without Stockholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options or SARs, nor may the Board amend the Plan to permit repricing of Options or SARs, unless the stockholders of the Company provide prior approval for such repricing. An adjustment described in Section 5(d) above shall not be considered a repricing.

(c) Stockholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s stockholders no later than the first stockholders meeting that occurs in the fifth year following the year in which the stockholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.

(d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous

(a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee

(b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, as applicable, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation.

(c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.

(f) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

COMMON STOCK

CYTOGEN CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Michael D. Becker and Rita A. Auld, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Cytogen Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Doral Forrestal Conference Center, 100 College Road East, Princeton, New Jersey, 08540 at 11:00 a.m., local time, on Tuesday, June 13, 2006, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged).

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3, which have been proposed by our Board of Directors, and in his or her discretion, upon other matters as may properly come before the Annual Meeting.

(continued and to be signed on reverse side)

Please Detach and Mail In the Envelope Provided

☒ Please mark your votes as indicated in this example.

1.	ELECTION OF DIRECTORS.

				FOR	WITHHELD

				☐	☐

Nominees:

	VOTE FOR all the nominees listed; except vote withheld from the following nominee(s) (if any):	01	John E. Bagalay, Jr.
		02	Michael D. Becker
		03	Allen Bloom
		04	Stephen K. Carter
		05	James A. Grigsby
		06	Robert F. Hendrickson
	__________________________________	07	Dennis H. Langer
		08	Kevin G. Lokay
		09	Joseph A. Mollica
2.	APPROVAL OF THE COMPANY’S 2005 EMPLOYEE STOCK PURCHASE PLAN			FOR	AGAINST	ABSTAIN
				☐	☐	☐

3.	APPROVAL OF THE COMPANY’S 2006 EQUITY COMPENSATION PLAN			FOR	AGAINST	ABSTAIN
				☐	☐	☐

4.	In his or her discretion, the proxy is authorized to vote upon other matters as may properly come before the Annual Meeting.

I will ☐ attend the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of Common Stockholder ________________ Signature of Common Stockholder __________________ Dated: ____________
IF HELD JOINTLY

Note:     This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.